Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Micro Component Technology, Inc. (MCTI)

Designated Filer:           Amaranth LLC

Other Joint Filers:         Amaranth Trading L.L.C.
                            Amaranth Advisors L.L.C.
                            Nicholas M. Maounis

Addresses:                  The principal business office address for each of
                            the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                             AMARANTH TRADING L.L.C.

                             By: Amaranth Advisors L.L.C., Managing Member


                                      By: /s/ Nicholas M. Maounis
                                          ----------------------------------
                                              Nicholas M. Maounis, President


                             AMARANTH ADVISORS L.L.C.


                             By: /s/ Nicholas M. Maounis
                                 ----------------------------------
                                     Nicholas M. Maounis, President


                             /s/ Nicholas M. Maounis
                             -----------------------
                                 Nicholas M. Maounis